Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2019 FIRST QUARTER RESULTS AND AFFIRMS 2019 GUIDANCE

MORRISTOWN, NJ, April 25, 2019 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three months ended March 31, 2019.

	Three Months Ended March 31,
	2019	2018

	(Unaudited, $ in millions)
Revenue	$453	$458
Net income	$5	$201
Adjusted EBITDA	$84	$100
Net cash provided by operating activities	$37	$3
Free Cash Flow	$6	$(52)
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights

•	Affirming 2019 guidance

•	Reached financial close on Rookery project in the UK

•	Began operations at Manhattan Marine Transfer Station

"The year is off to a strong start, both operationally and strategically, and we are affirming our full-year financial outlook today," said Covanta's President and CEO Stephen J. Jones. "On the strategic front, we are making steady progress in our partnership with the Green Investment Group, achieving another important milestone in Q1 with the Rookery project reaching financial close. With two of our four advanced UK development projects now in construction, we are well on our way towards our goal of generating $40 to $50 million in annual Free Cash Flow from this pipeline. Domestically, we commenced operations at the Manhattan Marine Transfer Station, continued execution of our fleet optimization program, and benefited from stronger waste disposal prices and profiled waste revenue. Through these and other efforts, Covanta is becoming a more efficient and profitable company, and I am pleased with our progress and excited about the opportunities."

More detail on our first quarter results can be found in the exhibits to this release and in our first quarter 2019 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2019 Guidance
The Company affirmed guidance for 2019 for the following key metrics:

(In millions)

Metric	2019 Guidance Range (1)	2018 Actual
Adjusted EBITDA	$440 - $465	$457
Free Cash Flow	$120 - $145	$100
(1) For additional information on the reconciliation of Free Cash Flow to Net cash provided by operating activities, see Exhibit 5 of this press release.
Guidance as of April 25, 2019.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, April 26, 2019 to discuss its first quarter results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-833-238-7947 approximately 10 minutes prior to the scheduled start of the call. If calling outside of the United States, please dial 1-647-689-4195. Please request the “Covanta Holding Corporation Earnings Conference Call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste ("EfW") facilities safely convert approximately 22 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle over 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-

looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended March 31,
	2019	2018

	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$327	$312
Energy revenue	94	100
Recycled metals revenue	21	24
Other operating revenue	11	22
Total operating revenue	453	458
OPERATING EXPENSE:
Plant operating expense	359	345
Other operating expense, net	17	8
General and administrative expense	30	31
Depreciation and amortization expense	55	54
Total operating expense	461	438
Operating (loss) income	(8)	20
OTHER (EXPENSE) INCOME:
Interest expense	(36)	(38)
Net gain on sale of business and investments (a)	50	210
Other income, net	1	—
Total other income	15	172
Income before income tax (expense) benefit and equity in net income from unconsolidated investments	7	192
Income tax (expense) benefit	(2)	9
Equity in net income from unconsolidated investments	—	—
Net income	$5	$201

Weighted Average Common Shares Outstanding:
Basic	131	130
Diluted	133	132

Earnings Per Share:
Basic	$0.04	$1.55
Diluted	$0.03	$1.53

Cash Dividend Declared Per Share	$0.25	$0.25

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of
	March 31, 2019	December 31, 2018

	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$88	$58
Restricted funds held in trust	31	39
Receivables (less allowances of $7 and $8, respectively)	292	338
Prepaid expenses and other current assets	79	62
Assets held for sale	—	2
Total Current Assets	490	499
Property, plant and equipment, net	2,511	2,514
Restricted funds held in trust	7	8
Intangible assets, net	274	279
Goodwill	321	321
Other assets	282	222
Total Assets	$3,885	$3,843
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$15	$15
Current portion of project debt	10	19
Accounts payable	67	76
Accrued expenses and other current liabilities	306	333
Total Current Liabilities	398	443
Long-term debt	2,393	2,327
Project debt	131	133
Deferred income taxes	382	378
Other liabilities	127	75
Total Liabilities	3,431	3,356
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 131 shares)	14	14
Additional paid-in capital	841	841
Accumulated other comprehensive loss	(36)	(33)
Accumulated deficit	(365)	(334)
Treasury stock, at par	—	(1)
Total Equity	454	487
Total Liabilities and Equity	$3,885	$3,843

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Three Months Ended March 31,
	2019	2018

	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net income	$5	$201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	55	54
Amortization of deferred debt financing costs	1	2
Net gain on sale of business and investments (a)	(50)	(210)
Stock-based compensation expense	8	9
Deferred income taxes	1	(3)
Other, net	—	(12)
Change in working capital, net of effects of acquisitions and dispositions	16	(39)
Changes in noncurrent assets and liabilities, net	1	1
Net cash provided by operating activities	37	3
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(52)	(81)
Acquisition of businesses, net of cash acquired	2	(4)
Proceeds from the sale of assets, net of restricted cash	26	111
Property insurance proceeds	—	7
Payment of indemnification claim related to sale of asset	—	(7)
Investment in equity affiliate	(3)	—
Net cash (used in) provided by investing activities	(27)	26
FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	220	170
Payments on long-term debt	(3)	(1)
Payments on revolving credit facility	(151)	(228)
Payments on equipment financing capital leases	(1)	(1)
Payments on project debt	(10)	(10)
Cash dividends paid to stockholders	(35)	(33)
Payment of insurance premium financing	(7)	(7)
Other, net	(2)	—
Net cash provided by (used in) financing activities	11	(110)
Effect of exchange rate changes on cash and cash equivalents	—	3
Net increase (decrease) in cash, cash equivalents and restricted cash	21	(78)
Cash, cash equivalents and restricted cash at beginning of period	105	194
Cash, cash equivalents and restricted cash at end of period	$126	$116

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2019	2018

	(Unaudited, in millions)
Net income	$5	$201
Depreciation and amortization expense	55	54
Interest expense	36	38
Income tax expense (benefit)	2	(9)
Net gain on sale of businesses and investments (a)	(50)	(210)
Property insurance recoveries, net	—	(7)
Capital type expenditures at client owned facilities (b)	13	12
Debt service billings in excess of revenue recognized	—	1
Business development and transaction costs	—	2
Severance and reorganization costs	3	2
Stock-based compensation expense	8	9
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	4
Other (c)	6	3
Adjusted EBITDA	$84	$100
Capital type expenditures at client owned facilities (b)	(13)	(12)
Cash paid for interest, net of capitalized interest	(47)	(33)
Cash paid for taxes, net	(1)	—
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	(6)	(4)
Adjustment for working capital and other	20	(48)
Net cash provided by operating activities	$37	$3

(a)
During the three months ended March 31, 2019, we recorded a $57 million gain related to the Rookery South Energy Recovery Facility development project and a $9 million loss related to the pending divestiture of our Springfield and Pittsfield EfW facilities.

During the three months ended March 31, 2018, we recorded a $204 million gain on the sale of 50% of our Dublin project to our joint venture with Green Investment Group and $6 million gain on the sale of our remaining interests in China.

(b)
Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements. These types of capital equipment related expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015 and are capitalized at facilities that we own.

(c)	Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,		Full Year Estimated 2019
	2019	2018

	(Unaudited, in millions)
Net cash provided by operating activities	$37	$3	$230 - $260
Add: Changes in restricted funds - operating (a)	—	(10)	10
Less: Maintenance capital expenditures (b)	(31)	(45)	(130 - 120)
Free Cash Flow	$6	$(52)	$120 - $145

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b)   Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended March 31,
	2019	2018
Maintenance capital expenditures	$(31)	$(45)
Net maintenance capital expenditures paid but incurred in prior periods	(6)	(7)
Capital expenditures associated with construction of Dublin EfW facility	—	(17)
Capital expenditures associated with the New York City MTS contract	(11)	—
Capital expenditures associated with organic growth initiatives	(4)	(8)
Total capital expenditures associated with growth investments (c)	(15)	(25)
Capital expenditures associated with property insurance events	—	(4)
Total purchases of property, plant and equipment	$(52)	$(81)

(c) Total growth investments represents investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.
Capital expenditures associated with growth investments	$(15)	$(25)
UK business development projects	(1)	—
Investment in equity affiliate	(3)	—
Asset and business acquisitions, net of cash acquired	2	(5)
Total growth investments	$(17)	$(30)

Covanta Holding Corporation		Exhibit 6
Supplemental Information
(Unaudited, $ in millions)
	Three Months Ended March 31,
	2019	2018
REVENUE:
Waste and service revenue:
EfW tip fees	$149	$153
EfW service fees	117	99
Environmental services (a)	32	32
Municipal services (b)	48	45
Other (c)	7	8
Intercompany (d)	(26)	(26)
Total waste and service	327	312
Energy revenue:
Energy sales	81	87
Capacity	13	13
Total energy	94	100
Recycled metals revenue:
Ferrous	11	15
Non-ferrous	9	9
Total recycled metals	21	24
Other revenue (e)	11	22
Total revenue	$453	$458

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$95	$90
Other plant operating expense	264	255
Total plant operating expense	359	345
Other operating expense	17	8
General and administrative	30	31
Depreciation and amortization	55	54
Total operating expense	$461	$438

Operating (loss) income	$(8)	$20

(a) Includes the operation of material processing facilities and related services provided by our Covanta Environmental Solutions business.
(b) Consists of transfer stations and the transportation component of our NYC Marine Transfer Station contract.
(c) Includes waste brokerage, debt service and other revenue not directly related to EfW waste processing activities.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
(e) Consists primarily of construction revenue.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation							Exhibit 7
Revenue and Operating Income Changes - Q1 2018 to Q1 2019
(Unaudited, $ in millions)

				Contract Transitions (b)
	Q1 2018	Organic Growth (a)%		Waste	Energy	Transactions (c)	Total Changes	Q1 2019
REVENUE:
Waste and service:
EfW tip fees	$153	$5	3.5%	$—	$—	$(10)	$(5)	$149
EfW service fees	99	2	2.1%	(3)	—	19	18	117
Environmental services	32	—	1.2%	—	—	—	—	32
Municipal services	45	3	6.1%	—	—	—	3	48
Other revenue	8	—	5.1%	(2)	—	—	(2)	7
Intercompany	(26)	—		—	—	—	—	(26)
Total waste and service	312	11	3.5%	(4)	—	8	14	327
Energy:
Energy sales	87	(3)	(3.2)%	1	—	(4)	(6)	81
Capacity	13	1	8.4%	—	—	(1)	1	13
Total energy	100	(2)	(1.7)%	1	—	(5)	(6)	94
Recycled metals:
Ferrous	15	(4)	(28.4)%	—	—	1	(3)	11
Non-ferrous	9	—	0.1%	—	—	—	—	9
Total recycled metals	24	(4)	(17.7)%	—	—	1	(3)	21
Other revenue	22	(10)	(46.0)%	—	—	—	(10)	11
Total revenue	$458	$(5)	(1.1)%	$(4)	$—	$4	$(5)	$453

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$90	$4	4.5%	$—	$—	$2	$5	$95
Other plant operating expense	255	2	0.9%	(1)	—	7	8	264
Total plant operating expense	345	6	1.9%	(1)	—	8	14	359
Other operating expense	8	10		—	—	—	10	17
General and administrative	31	(1)		—	—	—	(1)	30
Depreciation and amortization	54	—		(1)	—	1	1	55
Total operating expense	$438	$16		$(2)	$—	$10	$23	$461
Operating income (loss)	$20	$(21)		$(2)	$—	$(5)	$(28)	$(8)

(a) Reflects performance on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures, new projects and the addition or loss of operating contracts.

Note: Certain amounts may not total due to rounding.

Operating Metrics		Exhibit 8
(Unaudited)
	Three Months Ended March 31,
	2019	2018
EfW Waste
Tons: (in millions)
Tip fee- contracted	2.04	2.08
Tip fee- uncontracted	0.54	0.65
Service fee	2.62	2.11
Total tons	5.20	4.84
Tip Fee revenue per ton:
Tip fee- contracted	$52.64	$53.33
Tip fee- uncontracted	$76.57	$65.38
Average tip fee	$57.66	$56.20
EfW Energy
Energy sales: (MWh in millions)
Contracted	0.47	0.52
Hedged	0.80	0.75
Market	0.29	0.33
Total energy	1.56	1.60
Market sales by geography: (MWh in millions)
PJM East	0.1	0.2
NEPOOL	0.1	—
NYISO	—	—
Other	0.1	0.1
Revenue per MWh (excludes capacity):
Contracted	$67.33	$67.86
Hedged	$49.67	$50.07
Market	$32.44	$44.08
Average revenue per MWh	$51.74	$54.56
Metals
Tons Recovered: (in thousands)
Ferrous	96.3	101.9
Non-ferrous	12.6	11.1
Tons Sold: (in thousands)
Ferrous	84.0	76.6
Non-ferrous	8.3	6.5
Revenue per ton:
Ferrous	$137	$193
Non-ferrous	$1,123	$1,192
EfW plant operating expense: ($ in millions)
Plant operating expense - gross	$294	$282
Less: Client pass-through costs	(13)	(14)
Less: REC sales - contra-expense	(3)	(3)
Plant operating expense, net	$278	$266

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments that we do not control, we adjust EBITDA for our proportionate share of the entities depreciation and amortization, interest expense and taxes in order to improve comparability to the Adjusted EBITDA of our wholly owned entities.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2019 and 2018, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in the JV to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or Cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2019 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities.
We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three months ended March 31, 2019 and 2018, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks, and uncertainties that could cause actual results of Covanta and the JV to differ materially from those forward-looking statements include, but are not limited to:

•
seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own;

•	Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	Covanta's ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	Covanta's ability to avoid defaults under its long-term contracts;

•	performance of third parties under its contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of its business;

•	restrictions in its certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	Covanta's and the joint ventures ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•	other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC.
Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.